                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--205, Defined Asset Funds (Arizona, New York and Ohio Trusts):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-01571 of our opinion dated June 24, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 9, 1997